UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014 (May 22, 2014)

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (980) 636-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Chiquita Brands International, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 22, 2014. A total of 41,046,084 shares were represented in person or by proxy at the 2014 Annual Meeting and the Company’s shareholders took the following actions:

Proposal No. 1: Election of Directors
Shareholders elected each of the eight nominees for director to serve for a term to expire at the 2015 Annual Meeting of Shareholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kerrii B. Anderson	34,435,014	1,585,588	5,025,482
Edward F. Lonergan	34,478,956	1,541,646	5,025,482
Howard W. Barker, Jr.	34,488,821	1,531,781	5,025,482
Clare M. Hasler-Lewis	34,475,276	1,545,326	5,025,482
Craig E. Huss	34,489,504	1,531,098	5,025,482
Jeffrey N. Simmons	34,485,424	1,535,178	5,025,482
Steven P. Stanbrook	34,362,642	1,657,960	5,025,482
Ronald V. Waters III	34,431,918	1,588,684	5,025,482

Proposal No. 2: Advisory (Non-Binding) Vote on Executive Compensation

Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,812,791	1,170,646	37,165	5,025,482

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,777,199	243,983	24,902	0

Proposal No. 4: Amendment to the Company's Third Restated Certificate of Incorporation

Shareholders approved an amendment to the Company’s Third Restated Certificate of Incorporation regarding simple majority vote based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,045,031	948,649	26,922	5,025,482

On May 28, 2014, the Company filed a Fourth Restated Certificate of Incorporation to implement this amendment.

As described in the Company’s proxy materials, Proposal 5 was a shareholder proposal regarding an executive equity retention policy. This proposal was not voted upon at the Annual Meeting because neither the proponent nor a qualified representative of the proponent appeared at the Annual Meeting to present the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014

CHIQUITA BRANDS INTERNATIONAL, INC.

By:	/s/ James E. Thompson
James E. Thompson
Executive Vice President,
General Counsel and Secretary